                           CERTIFICATE OF AMENDMENT

                                    OF THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                    --------------------------------------

          MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST:    That the directors of the Corporation, by written consent, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

               RESOLVED, that the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and substituting the following in lieu thereof:

                    "FIRST: The name of the corporation is SkyTel Communications, Inc. (the "Corporation")."

          SECOND:   That thereafter, pursuant to resolution of the directors, by majority vote of all outstanding stock entitled to vote thereon at a meeting of stockholders of the Corporation in accordance with Section 222 of the General Corporation Law of the State of Delaware, the stockholders voted in favor of this amendment to the Restated Certificate of Incorporation.

          THIRD:    This amendment was duly adopted in accordance with the
     provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH:   This Certificate of Amendment shall become effective as of
     5:30 P.M., Central Daylight Savings Time, on May 22, 1998.
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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of
     Amendment to be signed and attested by its duly authorized officers, this 21st day of May, 1998.

                      MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.


                                    By: /s/ John T. Stupka
                                       --------------------------------
                                       John T. Stupka, President and
                                         Chief Executive Officer


ATTEST


/s/ Leonard G. Kriss
----------------------------------
Leonard G. Kriss, Esq.,
 Senior Vice President,
 General Counsel and Secretary


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